The Agrarian Group

Agricultural Technologies for a Growing Planet

Pre-MNDA Investor Presentation

02/23/2022

Prepared by:

John New, Executive Chairman: John@TheAgrarianGroup.com
Charlie Szoradi, President: Charlie@TheAgrarianGroup.com

We don’t grow plants or animals.

We are an Agtech Software Company helping our customers

Grow Smarter Now

The Water, Energy, and Food security nexus is a real and pressing problem.
Enter TAG, with our patents and experience, to EMPOWER growers with
Digital intelligence (Di) software and resources for FOOD SAFETY and PROFITABILITY.



Table of Contents

(+ DISCLAIMER and RISK FACTORS)

AgtechDi
Digital Intelligence
Software for Food Safety and Profitability

DISCLAIMER: Statements in this press release about our future expectations, including without limitation, the likelihood that The Agrarian Group, LLC (“TAG” or the “Company”) will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to investors, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS: The Company’s business strategy described in this presentation is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Executive Summary - Who | What

The Agrarian Group, LLC (TAG) provides its Digital intelligence "AgtechDi" Optimization Software for Food Safety and Profitability.

Who: TAG is a Service-Disabled Veteran-Owned Small Business (SDVOSB), established in 2012 and headquartered in Conshohocken, PA. The leadership team includes seasoned professionals in agriculture and advanced technology, and the company holds two patents, specifically related to digital and artificial intelligence for food supply chain optimization.

What: AgtechDi software empowers subscribers with digital intelligence to leverage big data and best practices that foster a triple bottom line - People, Planet, and Profit. Food safety with improved standard operating procedures (SOPs) and digital verification are the springboards for improved health and business profitability. TAG's Phase 1 customers are Vertical Farms and Greenhouses, with small to medium size operations. Our Phase 2 software will help optimize food safety and profitability for Outdoor Farmers, Ranchers, Restauranteurs, Grocers, and more. With over 2 million U.S. indoor and outdoor farmers and ranchers, over 1 million restaurants, and over 40,000 grocery/supermarkets, the market is large and growing.

Executive Summary - When | Where | Why

When: TAG's patents were granted in 2018 and 2019, before COVID-19, and now is the time to fund the development and rollout of AgtechDi to help ease pressures on the food supply chain and help businesses grow profitably.

Where: TAG will start in the U.S. and then expand globally.

Why: Controlled environment agriculture (CEA) is growing dramatically with a 19% compounded annual growth rate (CAGR). Plus, investment in Agtech is growing dramatically in the billions of dollars each year, and growers are often overwhelmed with tech choices.

Parallel to the food safety software, TAG helps customers navigate the market complexity to align the most applicable tech to their business. Growers face increasing challenges with safety and profitability. TAG's Digital intelligence (Di) combined with the ubiquity of the internet of things (IoT) ushers in the FUTURE of FOOD.

Note: In January 2022, Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (OTC: HMLA) signed a 19.9% stock purchase agreement investing in TAG, with proceeds paid to TAG in 19.9% of HMLA stock.

See the Press Release for more information: https://www.globenewswire.com/news-release/2022/01/10/2363720/0/en/HIMALAYA-TECHNOLOGIES-ENTERS-AGTECH-MARKET-BY-INVESTING-IN-THE-AGRARIAN-GROUP.html

Executive Summary - Funding and Financial Highlights

Funding: We seek $2,500,000 in funding on our $10m pre-money valuation

The use of proceeds includes:

- Programming for TAG's multi-faceted AgtechDi Software Platform and Decentralized Autonomous Organization (DAO)
- Launch of the membership registration portal
- Recruiting and "signing" members on the Providers and Supplier side as well as the Buyer side (none of whom have a cost to join)
- Operational Overhead

Projections: TAG understands the limitations of "ramp up" for a paradigm shift and AgtechDi adoption. We are in the business for the long haul to create meaningful change.

	BASE CASE		UPSIDE CASE	
	5 Years	10 Years	5 Years	10 Years
Revenue:	7m	230m	11.2m	368m
Net Profit:	4.9m	160m	7.8m	257m
Market Valuation:	49m	1.6b	78m	2.5b

The Appendix (provided upon Mutual NDA) includes financials and support information.

Outcomes of our AgtechDi Software



MADE in USA
Water Usage
Fossil Fuels
Pesticides
Local Jobs
Local Food
Viability
Food Safety
Nutrition
Food Security

While electric cars and solar panels will help on the "green" front,
if we don't address FOOD SAFETY and PROFITABILITY, we will never reach a

SUSTAINABLE FOOD FUTURE

Situation Assessment - Problems to Solve

1: Increases in world **POPULATION** + **CHANGING CLIMATE** + **SUPPLY CHAIN CHALLENGES:**

Food is Vulnerable, Less Safe, and Rising in Cost

2: Expansion of Industrial Plant **FARMING** + Centralized Livestock **FEED LOTS:**

Food Travels too far from Farm to Table

3: Controlled Environment Agriculture and Regenerative Agriculture are solutions, but fail points are prevalent across **PRODUCTION** + **COMMERCE:**

AgtechDi Software is needed to increase Food Safety & Profitability


LIBERTY
FOOD

Small and mid-sized vertical farmers and greenhouse operators can loose major portions of crops to bugs or issues with indoor climate control. In many cases, they are “caught in the weeds” of daily operations and do not have the budget, staff, or time to research and leverage available data and resources. AgtechDi is the digital optimizer that elevates these growers to the level of major players.

Market Opportunity

Controlled Environment Agriculture

(CEA) is Growing


U.S. vertical farming produce market size, by crop, 2016 - 2027 (USD Million)
19% CAGR
118.63
155.34
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Tomato
Lettuce
Bell & Chili Peppers
Strawberry
Cucumber
Leafy Greens (excluding lettuce)
Herbs
Others Crops
Source: www.grandviewresearch.com

Vertical farming is projected to reach **$9.6 billion** by the end of 2027.

Source: https://www.globenewswire.com/news-release/2021/10/12/2312182/0/en/At-19-2-CAGR-Vertical-farming-Market-Size-is-Projected-to-reach-USD-9685-66-Mn-by-2027-Says-Brandessence-Market-Research.html

Chart Source: https://www.grandviewresearch.com/industry-analysis/vertical-farming-produce-market

Customer Model – TAG's Space in the Agtech Market

We don't do the hard work.

We do the **SMART**

software work.



Total Farming and Ranching Market
Indoor Agriculture
Small to Mid-Size Indoor Growers



We start with the customers who need the most help

TAG – Management and Experience



TAG's Executive Chairman, **John New**, has owned and operated an indoor farm. John holds a Bachelor of Science in International Affairs from Georgetown University's Edmund A. Walsh School of Foreign Service, with a minor in Mandarin Chinese. As a United States Army Captain, he led the macro-level logistics of $120mil in assets and deployment of over 3,000 soldiers while deployed to the Middle East. John is also the lead inventor of the two underlying TAG patents filed in 2015 and granted in 2018 and 2019 respectively. They drive TAG's Agtech Digital Intelligence (Di) platform.



TAG's President, **Charlie Szoradi**, has three decades of experience as a sustainability professional, since earning his BS in Architecture at the University of Virginia and his Masters of Architecture from the University of Pennsylvania. He has developed CEA solutions for growers ranging from the producers of lettuce and basil to microgreens and hemp (**Envista Farms, Molly Grubb Farms, Hydroponic Life**). Over the course of his career, he has also been the lead developer of the CEA plans for the following:

Philadelphia Zoo - The first zoo in the U.S. with onsite shipping container farming to feed the herbivore primates and other animals leafy greens with advanced sensors and IoT included in the final implementation.

Conestoga High School - S.T.E.M. education through light-emitting diode (LED) grow lights.

Pennsylvania Farm Show - Aquaponic showcase with combination fish and vegetable production.

Penn State University - Custom wavelength modulating grow lights for the Agricultural Studies program.

NASA - Development of a Perpetual Food Machine for Mars colonization with fish effluence, nitrifying bacteria, leafy greens and renewable direct current microgrid power, presented at Kennedy Space Center.

Taproot Kitchen - Development of indoor farming for this non-profit that incorporates fresh food and education for people with autism and intellectual disabilities.

TAG - Intellectual Property

The Agrarian Group PATENT: US 10,068,195, issued in 2018

Methods and systems for managing product distribution and data hub for connecting and integrating related systems

https://patents.google.com/patent/US10068195B2/en?oq=US+10%2c068%2c195

Method, apparatus and systems for managing product distribution and a data hub for connecting and integrating related systems are described herein.

Data hubs are integrated with external sensors and automated systems to remove stress points for operating such systems. A distribution system which may interface with the data hubs allows for efficient distribution of products produces and monitored by environments that suffer such stress points.


MARKETPLACE
Traditional Commercial Agriculture
Traditional Small-Scale Agriculture
10
230
Industrial Farms
CEA
180
190
Small Farms
220
Wholesalers
200
Farmer's Market
210
Retail/Restaurant
250
240
Consumer
Shippers

The Agrarian Group PATENT: US 10,438,160 issued in 2019

Data hub for repurposing of nutrients and reverse distribution system

https://patents.google.com/patent/US10438160B1/en?oq=US+10%2c438%2c160

Repurpose Intelligence System for repurposing expired food stuffs and ensuring that locked-up nutrients in these expired food stuffs find their way into the supply chain so that their values is realized.


Plant Optimization Intelligence
Harvest
Laser
% Increase in height
100%
50%
50%
20%
3%
10%
.... 8
16
24
32
40
48
Day

Areas of Optimization with AgtechDi Software

Primary Optimization:



- IoT and smartphone connectivity with SOPs and resource libraries for food safety and verification
- Predictive modeling on market demand to guide crop selection and maximize profit
- Integration and monitoring with advanced sensors, nutrient controls, and timing for optimal harvest cycles for increased crop performance and revenue

Examples of Specialty Solutions:

- Optimization for schools, military bases and other institutions, that seek to grow superfoods on site
- Development of ideal conditions for medical cannabis to help Veterans with PTSD and others
- Microgreen superfood cultivation with high antioxidants for cancer prevention and recovery
- Food Desert solutions to support underserved communities and Native America Tribes
- Specialized on-site food production for operations such as zoos to feed herbivores
- Replication of rain forest conditions for exotic plants used by Pharma companies

M&A underway for software company acquisition

On February 1st 2022, The Agrarian Group (TAG) executed an exclusive Letter of Intent (LOI) to acquire 100% of a software company's assets. The due diligence period extends to March 24th, at which time TAG anticipates moving to definitive agreement on the acquisition.

- The software company has multiple decades of experience, generates net profit, and has food safety offerings as well as a significant content library.
- TAG hopes to leverage the assets for its AgtechDi offerings in 2022 and beyond.
- For qualified and interested investors, TAG will provide more details on a case-by-case basis over the course of the confidential due diligence process to acquire the software company's assets.

TAG M&A

Growth by acquisition as well as business development

The Agrarian Group

Agricultural Technologies for a Growing Planet

THANK YOU

John New, Executive Chairman: John@TheAgrarianGroup.com
Charlie Szoradi, President: Charlie@TheAgrarianGroup.com